UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas

76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2014, United Development Funding IV, a Maryland real estate investment trust (the “Trust”), entered into a loan agreement (the “Loan Agreement”) on July 2, 2014 with Waterfall Finance 4, LLC, an unaffiliated entity, for a $35 million term loan (the “Loan”). As further disclosed in a Current Report on Form 8-K filed with the SEC on May 23, 2016, the Trust and Waterfall Eden Master Fund, Ltd., Waterfall Sandstone Fund, LP and HEDCO ABS, Ltd. (collectively, the “Lenders”), as successors-in-interest to Waterfall Finance 4, LLC under the Loan Agreement, entered into a forbearance agreement (the “Forbearance Agreement”) on May 17, 2016, effective as of March 4, 2016, pursuant to which the Trust acknowledged the occurrence of certain events of default and the Lenders agreed to forbear from exercising any of their default-related rights against the Trust until August 4, 2016 (the “Forbearance Period”).  On August 4, 2016, the Trust and the Lenders entered into Amendment No. 1 to the Forbearance Agreement to extend the Forbearance Period from August 4, 2016 to September 30, 2016.

The Trust repaid all remaining outstanding principal and interest under the Loan to Lenders on September 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: October 3, 2016	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer